Exhibit 99.1

Lifetime Brands, Inc. Reports Second Quarter Financial Results

Declares Regular Quarterly Dividend

GARDEN CITY, NY, — August 8, 2017 — Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the second quarter ended June 30, 2017.

Second Quarter Financial Highlights:

Consolidated net sales were $117.4 million, as compared to consolidated net sales of $118.1 million in the corresponding period in 2016. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased 1.5%, as compared to consolidated net sales in the corresponding period in 2016.

Gross margin was $42.8 million, or 36.5%, as compared to $43.0 million, or 36.4%, for the corresponding period in 2016.

Loss from operations was $3.1 million, as compared to a loss of $0.3 million for the corresponding period in 2016.

Net loss was $2.1 million, or $0.14 per diluted share, as compared to a net loss of $1.2 million, or $0.08 per diluted share, in the corresponding period in 2016.

Adjusted net loss was $0.8 million, or $0.05 per diluted share, as compared to adjusted net loss of $80 thousand, or $0.01 per diluted share, in the corresponding period in 2016.

Consolidated EBITDA was $1.4 million, as compared to $5.2 million for the corresponding 2016 period.

Equity in earnings, net of taxes, was $0.5 million, as compared to $18 thousand in the corresponding 2016 period.

Six Months Financial Highlights:

Consolidated net sales were $230.7 million, as compared to consolidated net sales of $229.0 million for the corresponding period in 2016. In constant currency, consolidated net sales increased 3.3%.

Gross margin was $86.7 million, or 37.6%, as compared to $83.5 million, or 36.5%, for the corresponding period in 2016.

Loss from operations was $5.0 million, as compared to a loss of $5.5 million, for the corresponding period in 2016.

Net loss was $3.4 million, or $0.24 per diluted share, as compared to a loss of $5.5 million, or $0.39 per diluted share, in the 2016 period.

Adjusted net loss was $2.0 million, or $0.14 per diluted share, as compared to a loss of $3.6 million, or $0.26 per diluted share, in the 2016 period.

Consolidated EBITDA was $3.6 million, as compared to $5.5 million for the corresponding 2016 period.

Equity in earnings, net of taxes, was $1.0 million, as compared to equity in losses, net of taxes, of $132 thousand in the corresponding 2016 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“We are pleased with the Company’s results for the second quarter, which generally matched our expectations, despite a difficult retail environment.

“Net sales in constant dollars increased 1.5% and gross margin increased to 36.5%. We believe the net sales growth in the period, albeit modest, reflects increases in our market share, as many of our large brick and mortar customers reported negative retail sales growth for the period.

“The second quarter 2017 financial results include an unrealized foreign currency loss of $1.5 million, compared to a gain of $0.2 million in the 2016 quarter. These amounts represent mark-to-market adjustments on GBP/USD forward currency contracts related to purchases of inventory. The adjustments will reverse as the forward contracts are settled in the ordinary course of business and, therefore, are not expected to have a permanent economic impact.

“We are especially pleased with the growth in our global e-commerce business, which includes sales both to pure-play e-commerce retailers and to omnichannel retailers. While most omnichannel retailers do not provide information as to the percentages of their sales of our products sold through their e-commerce websites, we believe e-commerce sales currently represent approximately 15% of our total sales, a percentage significantly greater than the estimate for e-commerce sales as a percentage of overall U.S. retail sales, and are increasing at a double-digit annual rate. As e-commerce sales continue to grow in importance, we believe the significant investments we have made in the infrastructure, staffing and data resources necessary to compete effectively in this arena, have uniquely positioned Lifetime to become an important strategic partner to global e-commerce retailers.

“Lifetime Next™, our strategic growth and profitability enhancement initiative, is proceeding apace. We expect to see the benefits of this program reflected in the Company’s financial results beginning later this year and, in a more meaningful way, in 2018 and 2019.

“We continue to make good progress in the integration of our UK businesses. Earlier this summer, we took several important actions, including consolidating national account managers, sales teams, and warehouse management; and, this month, we successfully transitioned KitchenCraft to our SAP platform, which will enable KitchenCraft and Creative Tops to function more easily as an integrated business. Also, in the quarter, management eliminated certain low margin product lines, resulting in a substantial inventory reserve adjustment. The final step in the integration process will be the consolidation of several legacy distribution centers into a new, purpose-built distribution center. Plans now are underway for this new facility, which is expected to open in early 2019.

“Our new West Coast distribution center rapidly is nearing completion. We plan to begin shipping from this new location early next year.

“While we continue to be optimistic about the Company’s performance in the second half of the year, we are increasingly mindful of the difficult retail environment in North America and Europe and therefore are adjusting our guidance to reflect full year consolidated net sales growth of approximately 1.5% (excluding foreign currency impact) and gross margin improvement of approximately 50 basis points. Based upon this sales volume; distribution and SG&A expenses as a percentage of sales should be slightly higher than in 2016.”

Dividend

On Friday, August 4, 2017, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on November 15, 2017 to shareholders of record on November 1, 2017.

Conference Call

The Company has scheduled a conference call for Tuesday, August 8, 2017 at 11:00 a.m. ET. The dial-in number for the conference call is call is (844) 787-0801 or (661) 378-9632, passcode # 56005964. A live webcast of the conference call will be accessible through http://edge.media-server.com/m/p/dr78pkhq/lan/en. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net loss, adjusted diluted loss per common share, and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chicago™ Metallic, Copco®, Fred® & Friends, Kitchen Craft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY® and Debbie Meyer® . The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$117,393	$118,050	$230,749	$228,975
Cost of sales	74,596	75,056	144,011	145,430

Gross margin	42,797	42,994	86,738	83,545
Distribution expenses	12,582	12,377	26,015	25,694
Selling, general and administrative expenses	33,102	29,845	65,484	61,653
Restructuring expenses	254	1,060	254	1,701

Loss from operations	(3,141)	(288)	(5,015)	(5,503)
Interest expense	(1,001)	(1,122)	(1,942)	(2,315)
Loss on early retirement of debt	(110)	(272)	(110)	(272)

Loss before income taxes and equity in earnings	(4,252)	(1,682)	(7,067)	(8,090)
Income tax benefit	1,698	473	2,642	2,743
Equity in earnings (losses), net of taxes	458	18	998	(132)

NET LOSS	$(2,096)	$(1,191)	$(3,427)	$(5,479)

Weighted-average shares outstanding - basic	14,456	14,155	14,426	14,059

BASIC LOSS PER COMMON SHARE	$(0.14)	$(0.08)	$(0.24)	$(0.39)

Weighted-average shares outstanding - diluted	14,456	14,155	14,426	14,059

DILUTED LOSS PER COMMON SHARE	$(0.14)	$(0.08)	$(0.24)	$(0.39)

Cash dividends declared per common share	$0.0425	$0.0425	$0.085	$0.085

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,122	$7,883
Accounts receivable, less allowances of $4,349 at June 30, 2017 and $5,725 at December 31, 2016	67,509	104,556
Inventory	167,428	135,212
Prepaid expenses and other current assets	8,088	8,796
Income tax receivable	4,279	—

TOTAL CURRENT ASSETS	251,426	256,447

PROPERTY AND EQUIPMENT, net	20,650	21,131
INVESTMENTS	25,170	22,712
INTANGIBLE ASSETS, net	88,129	89,219
DEFERRED INCOME TAXES	8,467	8,459
OTHER ASSETS	1,340	1,886

TOTAL ASSETS	$395,182	$399,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$—	$9,343
Short term loan	121	113
Accounts payable	33,977	29,698
Accrued expenses	37,159	45,212
Income taxes payable	—	6,920

TOTAL CURRENT LIABILITIES	71,257	91,286

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	17,610	18,973
DEFERRED INCOME TAXES	6,161	5,666
REVOLVING CREDIT FACILITY	98,974	86,201

STOCKHOLDERS’ EQUITY

Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at June 30, 2017 and December 31, 2016; shares issued and outstanding: 14,797,690 at June 30, 2017 and 14,555,936 at December 31, 2016	148	146
Paid-in capital	176,488	173,600
Retained earnings	56,210	60,981
Accumulated other comprehensive loss	(31,666)	(36,999)

TOTAL STOCKHOLDERS’ EQUITY	201,180	197,728

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$395,182	$399,854

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
OPERATING ACTIVITIES
Net loss	$(3,427)	$(5,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,634	7,062
Amortization of financing costs	282	333
Deferred rent	(304)	(37)
Deferred income taxes	—	113
Stock compensation expense	1,530	1,290
Undistributed equity in (earnings) losses, net	(970)	132
Gain on disposal of fixed assets	—	(17)
Loss on early retirement of debt	110	272
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	37,950	7,562
Inventory	(30,769)	(16,357)
Prepaid expenses, other current assets and other assets	1,107	(1,359)
Accounts payable, accrued expenses and other liabilities	(5,291)	(3,748)
Income taxes receivable	(4,279)	(4,311)
Income taxes payable	(6,858)	(5,031)

NET CASH USED IN OPERATING ACTIVITIES	(4,285)	(19,575)

INVESTING ACTIVITIES
Purchases of property and equipment	(2,710)	(1,091)
Proceeds from disposition of GSI	—	567
Acquisitions	—	(614)

NET CASH USED IN INVESTING ACTIVITIES	(2,710)	(1,138)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	123,534	120,334
Repayments of Revolving Credit Facility	(110,937)	(79,206)
Repayment of Credit Agreement Term Loan	(9,500)	(20,500)
Proceeds from Short Term Loan	119	—
Payments on Short Term Loan	(114)	(117)
Payment of financing costs	(30)	—
Payment for capital leases	(49)	(32)
Payments of tax withholding for stock based compensation	(176)	(65)
Proceeds from exercise of stock options	1,425	1,191
Cash dividends paid	(1,235)	(1,198)

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,037	20,407

Effect of foreign exchange on cash	197	(176)
DECREASE IN CASH AND CASH EQUIVALENTS	(3,761)	(482)

Cash and cash equivalents at beginning of period	7,883	7,131

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,122	$6,649

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated adjusted EBITDA for the Four Quarters Ended June 30, 2017
Three months ended June 30, 2017	$1,361
Three months ended March 31, 2017	2,251
Three months ended December 31, 2016	25,100
Three months ended September 30, 2016	16,652

Total for the four quarters	$45,364

Consolidated adjusted EBITDA for the Four Quarters Ended June 30, 2016
Three months ended June 30, 2016	$5,206
Three months ended March 31, 2016	268
Three months ended December 31, 2015	23,889
Three months ended September 30, 2015	14,089

Total for the four quarters	$43,452

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA:

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net income (loss) as reported	$(2,096)	$(1,331)	$14,747	$6,452
Subtract out:
Undistributed equity in (earnings) losses, net	(430)	(540)	(814)	138
Add back:
Income tax provision (benefit)	(1,698)	(944)	6,812	2,961
Interest expense	1,001	941	1,257	1,231
Loss on early retirement of debt	110	—	—	—
Depreciation and amortization	3,348	3,286	2,404	4,682
Stock compensation expense	726	804	827	825
Permitted acquisition related expenses, net of acqusitions not completed	(9)	35	(852)	363
Restructuring expenses	254	—	719	—
Severance expense	155	—	—	—

Consolidated adjusted EBITDA	$1,361	$2,251	$25,100	$16,652

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated adjusted EBITDA:

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net income (loss) as reported	$(1,191)	$(4,288)	$11,006	$5,104
Subtract out:
Undistributed equity in (earnings) losses, net	(18)	150	(517)	459
Add back:
Income tax provision (benefit)	(473)	(2,270)	5,962	2,745
Interest expense	1,122	1,193	1,402	1,454
Loss on early retirement of debt	272	—	—	—
Depreciation and amortization	3,578	3,484	3,500	3,510
Stock compensation expense	487	803	2,972	791
Contingent consideration	—	—	(876)	—
Permitted acquisition related expenses	369	555	3	26
Restructuring expenses	1,060	641	437	—

Consolidated adjusted EBITDA	$5,206	$268	$23,889	$14,089

Consolidated adjusted EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, contingent consideration, certain acquisition related expenses, restructuring expenses and non-restructuring severance expense, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss as reported	$(2,096)	$(1,191)	(3,427)	$(5,479)
Adjustments:
Acquisition related expenses (adjustments), net	(9)	369	26	924
Loss on early retirement of debt	110	272	110	272
Restructuring expenses	254	1,060	254	1,701
Severance expenses	69	—	155	—
Unrealized loss (gain) on foreign currency contracts	1,456	(212)	1,751	(411)
Deferred tax for foreign currency translation for Grupo Vasconia	(140)	261	(365)	455
Income tax effect on adjustments	(397)	(639)	(502)	(1,077)

Adjusted net loss	$(753)	$(80)	$(1,998)	$(3,615)

Adjusted diluted loss per common share	$(0.05)	$(0.01)	$(0.14)	$(0.26)

Adjusted net loss in the three and six months ended June 30, 2017 excludes acquisition related expenses, loss on early retirement of debt, restructuring expenses, non-restructuring severance expense, the unrealized loss on foreign currency contracts and deferred tax benefit related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation gains through other comprehensive income (loss). Adjusted loss in the three and six months ended June 30, 2016 excludes acquisition related expenses, loss on early retirement of debt, restructuring expenses, unrealized gain on foreign currency contracts and deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation losses through other comprehensive income (loss).

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

	As Reported Three Months Ended June 30,			Constant Currency (1) Three Months Ended June 30,				Year-Over-Year Increase (Decrease)
	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
Net sales
U.S. Wholesale	$94,770	$92,738	$2,032	$94,770	$92,725	$2,045	$(13)	2.2%	2.2%	—%
International	19,365	21,560	(2,195)	19,365	19,217	148	(2,343)	0.8%	(10.2)%	(11.0)%
Retail Direct	3,258	3,752	(494)	3,258	3,752	(494)	—	(13.2)%	(13.2)%	—%

Total net sales	$117,393	$118,050	$(657)	$117,393	$115,694	$1,699	$(2,356)	1.5%	(0.6)%	(2.0)%

	As Reported Six Months Ended June 30,			Constant Currency (1) Six Months Ended June 30,				Year-Over-Year Increase (Decrease)
	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
Net sales
U.S. Wholesale	$182,162	$175,006	$7,156	$182,162	$175,012	$7,150	$6	4.1%	4.1%	0.0%
International	40,593	45,233	(4,640)	40,593	39,729	864	(5,504)	2.2%	(10.3)%	(12.4)%
Retail Direct	7,994	8,736	(742)	7,994	8,736	(742)	—	(8.5)%	(8.5)%	—%

Total net sales	$230,749	$228,975	$1,774	$230,749	$223,477	$7,272	$(5,498)	3.3%	0.8%	(2.5)%

(1)	“Constant Currency” is determined by applying the 2017 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth excludes the impact of currency.